Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (no. 333-218100) and Form S-8 (nos. 333-213536 and 333-204483) of County Bancorp, Inc. and Subsidiaries of our report, dated March 15, 2018, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of County Bancorp, Inc. and Subsidiaries for the year ended December 31, 2017.

/s/ CliftonLarsonAllen LLP

CliftonLarsonAllen LLP

Milwaukee, Wisconsin

March 14, 2019